UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2007 (June 11, 2007)

Kronos Incorporated

(Exact name of registrant as specified in charter)

Massachusetts	000-20109	04-2640942
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

297 Billerica Road, Chelmsford, Massachusetts		01824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (978) 250-9800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 11, 2007, Kronos Incorporated (the “Company”) completed its merger (the “Merger”) with Seahawk Merger Sub Corporation (“Merger Sub”), pursuant to which the Company has been acquired by entities affiliated with Hellman & Friedman Capital Partners VI, L.P. and JMI Equity.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.

Item 3.01.                  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) on June 11, 2007 that each outstanding share of the Company’s common stock, par value $0.01 per share, was cancelled and converted into the right to receive $55.00, without interest and less applicable withholding taxes, and requested that the NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on NASDAQ.  In connection with the completion of the Merger, trading of the Company’s common stock on NASDAQ was suspended as of the close of trading on June 11, 2007.

Item 3.03.      Material Modification to Rights of Security Holders.

In connection with the Merger, each publicly held outstanding share of the Company’s common stock, par value $0.01 per share, was cancelled and converted into the right to receive $55.00, without interest and less applicable withholding taxes.

Item 5.01.      Changes in Control of Registrant.

On June 11, 2007, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 22, 2007, by and among Seahawk Acquisition Corporation (“Parent”), Merger Sub and the Company, Merger Sub was merged with and into the Company, with the Company being the surviving corporation in the Merger.  As a result of the Merger, all publicly-held shares of common stock of the Company were canceled and converted into the right to receive $55.00 in cash per share, without interest and less any applicable withholding taxes, and holders of the Company’s common stock, stock options and restricted stock units became entitled to receive Merger consideration in an aggregate amount of approximately $1.8 billion in cash from Parent.  As a result of the Merger, the Company became a wholly-owned subsidiary of Parent, a majority of the stock of which is owned by entities affiliated with Hellman & Friedman Capital Partners VI, L.P. and JMI Equity.  Parent is financing the purchase price for the canceled shares of Company common stock through a combination of equity and debt financing.

On June 11, 2007, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Richard J. Dumler, Samuel Rubinovitz, David B. Kiser, W. Patrick Decker, Mark S. Ain, Aron J. Ain, Bruce J. Ryan and Lawrence J. Portner voluntarily resigned from the board of directors of the Company on June 11, 2007.

Item 9.01.       Financial Statements and Exhibits.

(d)          Exhibits

99.1 – Press Release issued by Kronos Incorporated on June 11, 2007.

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date: June 11, 2007	By:	/s/ Mark V. Julien
Mark V. Julien
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Kronos Incorporated on June 11, 2007.